EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 PremierWest Bancorp Stock Option Plan of our report dated January 25, 2002, with respect to the consolidated financial statements of PremierWest Bancorp and Subsidiary as of December 31, 2001 and 2000 and for each of the years in the two-year period ended December 31, 2001, included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/  SYMONDS, EVANS & COMPANY, P.C.

Portland, Oregon
March 17, 2003